Exhibit 99(a)

UFP Industries Announces Third Quarter 2025 Results

GRAND RAPIDS, MI (October 29, 2025) - UFP Industries, Inc. (Nasdaq: UFPI) a leading manufacturer focused on delivering value-added products across its Retail, Packaging, and Construction segments reported results for the third quarter 2025.

●Net Sales of $1.56 billion decreased by 5 percent due to a 1 percent decrease in price and a 4 percent decline in organic units.
●Diluted earnings per share of $1.29 compared to $1.64 a year ago.
●Net earnings attributable to controlling interests of $75 million compared to $100 million a year ago.
●Adjusted EBITDA1 was $140.0 million in the quarter, or 9.0 percent of net sales compared to 10.0 percent a year ago.
●New product sales were 7.6 percent of total sales.
●Repurchased approximately $350 million in company shares year to date in 2025.
●Reaffirming volume outlook across each business segment for the remainder of 2025.

Will Schwartz, President and CEO of UFP Industries commented, “Our third quarter played out largely as anticipated and reflective of the competitive environment we are seeing across our end markets. Visibility remains limited, particularly in markets tied to residential construction; however, trends across the majority of our business units have shown signs of stabilizing, demonstrating the benefits of our balanced portfolio and the team we have in place. I’m proud of how our team has navigated these challenging market conditions with our adjusted EBITDA margin approximately 200 basis points higher than 2019 levels despite competitive pricing and weaker demand, startup costs associated with growth investments and substantial investments to build our Surestone brand. We plan to gain market share, strengthen return on capital, and achieve margin improvements. As part of this plan, we will have reduced structural costs by $60 million from 2024 levels by the end of 2026.”

Schwartz continued, “Looking ahead, we are driving innovation across the product portfolio and making strategic investments to create shareholder value. Our long-term capital plans remain aggressive, with a bias toward driving growth through investment in our most attractive opportunities. M&A remains a key component to our capital allocation strategy, and we have identified targets across each of our business units that complement our core strengths. Our robust financial position remains a competitive advantage enabling us to repurchase approximately $350 million of our shares through the end of October, while increasing our cash dividend year over year. Grounded in the strength of our team and business model, we remain focused on the strategies to grow our core, higher margin businesses, develop innovative new products and drive operational efficiencies across our network of plants. We are confident in our ability to continue executing as we move into next year.”

Third Quarter 2025 Highlights

UFP Consolidated

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
NET SALES	$1,559,627	$1,649,383	(5.4)%	$4,990,520	$5,190,308	(3.8)%
GROSS PROFIT	262,681	298,412	(12.0)	843,611	987,233	(14.5)
GROSS MARGIN	16.8%	18.1%		16.9%	19.0%
NET EARNINGS	75,542	101,619	(25.7)	255,836	348,950	(26.7)
ADJUSTED EBITDA	140,019	164,915	(15.1)	456,317	549,562	(17.0)
ADJUSTED EBITDA MARGIN	9.0%	10.0%		9.1%	10.6%

PERCENTAGE CHANGE IN SALES:
ORGANIC UNITS	(4)%			(3)%
ACQUISITIONS	—			—
SELLING PRICES	(1)			(1)

1 Represents a non-GAAP measurement; see the reconciliation of non-GAAP financial measures and related explanations below.

Exhibit 99(a)

UFP Retail

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
NET SALES	$593,985	$635,571	(6.5)%	$1,989,592	$2,073,403	(4.0)%
GROSS PROFIT	80,222	93,055	(13.8)	275,257	320,939	(14.2)
GROSS MARGIN	13.5%	14.6%		13.8%	15.5%
NET EARNINGS	15,741	31,769	(50.5)	77,532	114,768	(32.4)
ADJUSTED EBITDA	39,985	51,155	(21.8)	139,812	176,701	(20.9)
ADJUSTED EBITDA MARGIN	6.7%	8.0%		7.0%	8.5%

PERCENTAGE CHANGE IN SALES:
ORGANIC UNITS	(6)%			(5)%
ACQUISITIONS	—			—
SELLING PRICES	(1)			1
●	ProWood organic unit sales declined 5 percent in the quarter from year ago levels.
●	Deckorators organic unit sales grew 5 percent in the quarter from year ago levels.
●	Retail gross profit and adjusted EBITDA fell 14 percent and 22 percent, respectively, from year ago levels. Falling lumber prices, temporary startup costs associated with the expansion of our Surestone product launch, inefficiencies from our Edge restructuring efforts, and higher marketing spend drove declines in the quarter. These were partially offset by a decrease in SG&A expenses despite higher advertising investments to build the Surestone brand.

UFP Packaging

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
NET SALES	$394,949	$401,626	(1.7)%	$1,233,626	$1,261,248	(2.2)%
GROSS PROFIT	67,421	71,245	(5.4)	207,577	240,371	(13.6)
GROSS MARGIN	17.1%	17.7%		16.8%	19.1%
NET EARNINGS	21,358	16,507	29.4	58,908	63,472	(7.2)
ADJUSTED EBITDA	34,284	34,348	(0.2)	108,125	121,620	(11.1)
ADJUSTED EBITDA MARGIN	8.7%	8.6%		8.8%	9.6%

PERCENTAGE CHANGE IN SALES:
ORGANIC UNITS	(3)%			(1)%
ACQUISITIONS	1			1
SELLING PRICES	-			(2)
●	Structural Packaging organic unit sales declined 5 percent in the quarter from year ago levels.
●	PalletOne organic unit sales declined 4 percent in the quarter from year ago levels.
●	Protective Packaging unit sales grew 15 percent in the quarter from a year ago.
●	Packaging gross profit and adjusted EBITDA fell 5 percent and held flat, respectively, from year ago levels. Gross profit declines were primarily due to PalletOne because of price competition as we are executing our strategy to increase market share. Adjusted EBITDA was flat as the decline in gross profit was offset by a decrease in SG&A.

Exhibit 99(a)

UFP Construction

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
NET SALES	$496,465	$534,625	(7.1)%	$1,563,995	$1,627,068	(3.9)%
GROSS PROFIT	91,203	111,658	(18.3)	282,192	351,548	(19.7)
GROSS MARGIN	18.4%	20.9%		18.0%	21.6%
NET EARNINGS	24,682	32,127	(23.2)	74,189	108,584	(31.7)
ADJUSTED EBITDA	41,878	50,888	(17.7)	124,668	163,395	(23.7)
ADJUSTED EBITDA MARGIN	8.4%	9.5%		8.0%	10.0%

PERCENTAGE CHANGE IN SALES:
ORGANIC UNITS	(2)%			1%
ACQUISITIONS	—			—
SELLING PRICES	(5)			(5)
●	Site Built organic unit sales declined 15 percent in the quarter from year ago levels.
●	Factory Built organic unit sales grew 4 percent in the quarter from year ago levels.
●	Concrete Forming Solutions organic unit sales grew 12 percent in the quarter from year ago levels.
●	Commercial organic sales grew 13 percent in the quarter from year ago levels.
●	Construction gross profit and adjusted EBITDA each fell 18 percent, respectively from year ago levels. Weaker volumes and competitive pricing in our Site Built business led the declines in the quarter as our other businesses reported profit growth in the quarter.

Capital Structure, Leverage and Liquidity Information

UFP Industries maintains a strong balance sheet and as of September 27, 2025, had liquidity of approximately $2.3 billion consisting of $1.0 billion of cash and $1.3 billion of remaining availability under its revolving credit facility and a shelf agreement with certain lenders. The company’s return-focused approach to capital allocation includes the following:

●	Acquisitions and Organic Growth. The company seeks strategic acquisitions and invests in organic growth opportunities when acquisition targets are not available at valuations that will allow us to meet or exceed targeted return rates. In 2024, the company announced up to $1 billion in capital investments through 2028 for automation, technology upgrades, geographic expansion, and increased capacity at existing facilities. The company expects to invest approximately $275 million to $300 million on capital projects in 2025.
●	Dividend payments. On October 23, 2025, the UFP Industries Board of Directors approved a quarterly cash dividend payment of $0.35 per share, which represents a 6 percent year over year increase. This dividend is payable on December 15, 2025, to shareholders of record on December 1, 2025. We continue to consider our payout ratio and yield when determining the appropriate dividend rate and have a long-term objective of increasing our dividend in line with our earnings growth.
●	Share repurchases. As of September 27, 2025, we have repurchased 2.8 million shares for $291 million, at an average share price of $103.04 for the year. In October, we have repurchased an additional 615k shares for $56 million, at an average price of $91.03.

2025 Full Year and Long-Term Outlook

Our 2025 outlook remains largely unchanged. We continue to anticipate the softer demand and competitive pricing environment will remain through the balance of 2025 and are planning for low single-digit unit declines in each of our segments. We anticipate a more significant decline in markets tied to new residential construction, but we continue to expect to see some level of stabilization in most of our other businesses units as an offset. We expect initial stocking orders and expanded manufacturing and distribution capabilities will support momentum in our Deckorators’s and Surestone business through the remainder of the year and into 2026.

The company’s long-term goals remain unchanged and include: 1) achieving 7-10 percent unit sales growth annually (including bolt-on acquisitions) with at least 10 percent of all sales coming from new products; 2) achieving 12.5 percent adjusted EBITDA margins; 3) earning an incremental return on new investments over our hurdle rate; and 4) maintaining a conservative capital structure

Exhibit 99(a)

Conference Call

UFP Industries will host a conference call on Thursday, October 30, 2025, to discuss these results and outlook. The conference call will begin at 10:00 a.m. Eastern Time and will be hosted by CEO Will Schwartz and CFO Michael Cole. Interested investors can access the webcast directly with this link (here). A replay of the call will be available through the UFP Investor Relations website at www.ufpinvestor.com for at least 90 days following the call.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in currency and inflation; fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; changes in tariffs, import/export regulations, and other trade policies; concentration of sales to customers; the success of vertical integration strategies; excess capacity or supply chain challenges; inbound and outbound transportation costs; alternatives to replace treated wood products; government regulations, particularly involving environmental and safety regulations; our ability to make successful business acquisitions; cybersecurity breaches; and potential pandemics. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management uses Adjusted EBITDA, a non-GAAP financial measure, in order to evaluate historical and ongoing operations. Management believes that this non-GAAP financial measure is useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA is intended to supplement and should be read together with the financial results. Adjusted EBITDA should not be considered an alternative or substitute for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measure. See the table below for a reconciliation of Adjusted EBITDA to net earnings.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

---------------AT THE COMPANY---------------

Stanley Elliott

Director of Investor Relations

(804) 337-8217

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND

COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2025/2024

	Quarter Period				Year to Date
(In thousands, except per share data)	2025		2024		2025		2024
NET SALES	$1,559,627	100.0%	$1,649,383	100.0%	$4,990,520	100.0%	$5,190,308	100.0%

COST OF GOODS SOLD	1,296,946	83.2	1,350,971	81.9	4,146,909	83.1	4,203,075	81.0

GROSS PROFIT	262,681	16.8	298,412	18.1	843,611	16.9	987,233	19.0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	170,030	10.9	183,341	11.1	531,279	10.6	578,555	11.1
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	2,458	0.2	(453)	—	6,212	0.1	1,538	—
OTHER LOSSES (GAINS), NET	722	—	(4,402)	(0.3)	1,306	—	(5,643)	(0.1)

EARNINGS FROM OPERATIONS	89,471	5.7	119,926	7.3	304,814	6.1	412,783	8.0

INTEREST AND OTHER	(9,663)	(0.6)	(14,184)	(0.9)	(26,946)	(0.5)	(36,353)	(0.7)

EARNINGS BEFORE INCOME TAXES	99,134	6.4	134,110	8.1	331,760	6.6	449,136	8.7

INCOME TAXES	23,592	1.5	32,491	2.0	75,924	1.5	100,186	1.9

NET EARNINGS	75,542	4.8	101,619	6.2	255,836	5.1	348,950	6.7

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(196)	—	(1,819)	(0.1)	(1,003)	—	(2,429)	—

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$75,346	4.8	$99,800	6.1	$254,833	5.1	$346,521	6.7

EARNINGS PER SHARE - BASIC	$1.29		$1.64		$4.29		$5.66

EARNINGS PER SHARE - DILUTED	$1.29		$1.64		$4.28		$5.65

COMPREHENSIVE INCOME	$76,049		$102,411		$271,262		$340,632

LESS COMPREHENSIVE (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(487)		(1,032)		(2,878)		397

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$75,562		$101,379		$268,384		$341,029

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS

OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 2025/2024

	Quarter Period 2025
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$593,985	$394,949	$496,465	$72,482	$1,746	$1,559,627
COST OF GOODS SOLD	513,763	327,528	405,262	59,251	(8,858)	1,296,946
GROSS PROFIT	80,222	67,421	91,203	13,231	10,604	262,681
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	49,032	45,831	58,943	9,226	6,998	170,030
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	9,983	(5,970)	(59)	63	(1,559)	2,458
OTHER LOSSES (GAINS), NET	462	—	(3)	203	60	722
EARNINGS FROM OPERATIONS	20,745	27,560	32,322	3,739	5,105	89,471
INTEREST AND OTHER	(70)	(381)	(7)	(2,845)	(6,360)	(9,663)
EARNINGS BEFORE INCOME TAXES	20,815	27,941	32,329	6,584	11,465	99,134
INCOME TAXES	5,074	6,583	7,647	1,691	2,597	23,592
NET EARNINGS	$15,741	$21,358	$24,682	$4,893	$8,868	$75,542

	Quarter Period 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$635,571	$401,626	$534,625	$75,802	$1,759	$1,649,383
COST OF GOODS SOLD	542,516	330,381	422,967	61,350	(6,243)	1,350,971
GROSS PROFIT	93,055	71,245	111,658	14,452	8,002	298,412
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	54,113	49,352	69,046	13,696	(2,866)	183,341
NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	(9)	28	(64)	(4)	(404)	(453)
OTHER (GAINS) LOSSES, NET	(2,861)	—	276	(1,787)	(30)	(4,402)
EARNINGS FROM OPERATIONS	41,812	21,865	42,400	2,547	11,302	119,926
INTEREST AND OTHER	(114)	81	—	(4,033)	(10,118)	(14,184)
EARNINGS BEFORE INCOME TAXES	41,926	21,784	42,400	6,580	21,420	134,110
INCOME TAXES	10,157	5,277	10,273	1,594	5,190	32,491
NET EARNINGS	$31,769	$16,507	$32,127	$4,986	$16,230	$101,619

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS

OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 2025/2024

	Year to Date 2025
(In thousands)	Retail	Packaging	Construction		All Other		Corporate	Total
NET SALES	$1,989,592	$1,233,626	$1,563,995		$197,806		$5,501	$4,990,520
COST OF GOODS SOLD	1,714,335	1,026,049	1,281,803		160,706		(35,984)	4,146,909
GROSS PROFIT	275,257	207,577	282,192	—	37,100	—	41,485	843,611
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	163,029	136,748	185,454	—	28,086	—	17,962	531,279
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	11,090	(4,713)	272	—	2,679	—	(3,116)	6,212
OTHER LOSSES (GAINS), NET	780	—	268	—	451	—	(193)	1,306
EARNINGS FROM OPERATIONS	100,358	75,542	96,198		5,884		26,832	304,814
INTEREST AND OTHER	(184)	(848)	(8)	—	(6,304)	—	(19,602)	(26,946)
EARNINGS BEFORE INCOME TAXES	100,542	76,390	96,206		12,188		46,434	331,760
INCOME TAXES	23,010	17,482	22,017	—	2,779	—	10,636	75,924
NET EARNINGS	$77,532	$58,908	$74,189		$9,409		$35,798	$255,836

	Year to Date 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$2,073,403	$1,261,248	$1,627,068	$224,219	$4,370	$5,190,308
COST OF GOODS SOLD	1,752,464	1,020,877	1,275,520	171,916	(17,702)	4,203,075
GROSS PROFIT	320,939	240,371	351,548	52,303	22,072	987,233
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	175,014	156,289	211,503	41,663	(5,914)	578,555
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	877	1,455	222	10	(1,026)	1,538
OTHER (GAINS) LOSSES, NET	(2,527)	—	70	(3,286)	100	(5,643)
EARNINGS FROM OPERATIONS	147,575	82,627	139,753	13,916	28,912	412,783
INTEREST AND OTHER	(386)	1,314	(25)	(8,826)	(28,430)	(36,353)
EARNINGS BEFORE INCOME TAXES	147,961	81,313	139,778	22,742	57,342	449,136
INCOME TAXES	33,193	17,841	31,194	5,072	12,886	100,186
NET EARNINGS	$114,768	$63,472	$108,584	$17,670	$44,456	$348,950

Exhibit 99(a)

RECONCILIATION OF NET EARNINGS TO

ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 2025/2024

	Quarter Period 2025
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET EARNINGS	$15,741	$21,358	$24,682	$4,893	$8,868	$75,542
INTEREST AND OTHER	(70)	(381)	(7)	(2,845)	(6,360)	(9,663)
INCOME TAXES	5,074	6,583	7,647	1,691	2,597	23,592
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	855	1,609	2,173	171	2,728	7,536
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	7,583	(5,970)	(59)	63	(1,559)	58
IMPAIRMENT OF INTANGIBLES	2,400	—	—	—	—	2,400
DEPRECIATION EXPENSE	7,523	8,946	6,667	1,027	10,470	34,633
AMORTIZATION OF INTANGIBLES	879	2,139	775	1,701	427	5,921
ADJUSTED EBITDA	$39,985	$34,284	$41,878	$6,701	$17,171	$140,019

NET EARNINGS AS A PERCENTAGE OF NET SALES	2.7%	5.4%	5.0%	6.8%	*	4.8%

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	6.7%	8.7%	8.4%	9.2%	*	9.0%
* Not meaningful

	Quarter Period 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET EARNINGS	$31,769	$16,507	$32,127	$4,986	$16,230	$101,619
INTEREST AND OTHER	(114)	81	—	(4,033)	(10,118)	(14,184)
INCOME TAXES	10,157	5,277	10,273	1,594	5,190	32,491
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	1,116	1,575	1,822	140	3,416	8,069
NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	(9)	28	(64)	(4)	(404)	(453)
GAIN FROM REDUCTION OF ESTIMATED EARNOUT LIABILITY	—	—	—	—	—	—
DEPRECIATION EXPENSE	7,238	8,664	6,027	832	8,726	31,487
AMORTIZATION OF INTANGIBLES	998	2,216	703	1,536	433	5,886
ADJUSTED EBITDA	$51,155	$34,348	$50,888	$5,051	$23,473	$164,915

NET EARNINGS AS A PERCENTAGE OF NET SALES	5.0%	4.1%	6.0%	6.6%	*	6.2%

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	8.0%	8.6%	9.5%	6.7%	*	10.0%
* Not meaningful

Exhibit 99(a)

RECONCILIATION OF NET EARNINGS TO

ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 2025/2024

	Year to Date 2025
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET EARNINGS	$77,532	$58,908	$74,189	$9,409	$35,798	$255,836
INTEREST AND OTHER	(184)	(848)	(8)	(6,304)	(19,602)	(26,946)
INCOME TAXES	23,010	17,482	22,017	2,779	10,636	75,924
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	3,146	5,390	7,173	609	11,588	27,906
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	8,690	(4,713)	272	2,679	(3,116)	3,812
IMPAIRMENT OF INTANGIBLES	2,400	—	—	—	—	2,400
GAIN FROM REDUCTION OF ESTIMATED EARNOUT LIABILITY	—	(1,511)	(344)	—	—	(1,855)
DEPRECIATION EXPENSE	22,425	26,933	19,188	3,080	29,948	101,574
AMORTIZATION OF INTANGIBLES	2,793	6,484	2,181	4,973	1,235	17,666
ADJUSTED EBITDA	$139,812	$108,125	$124,668	$17,225	$66,487	$456,317

NET EARNINGS AS A PERCENTAGE OF NET SALES	3.9%	4.8%	4.7%	4.8%	*	5.1%

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	7.0%	8.8%	8.0%	8.7%	*	9.1%
* Not meaningful

	Year to Date 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET EARNINGS	$114,768	$63,472	$108,584	$17,670	$44,456	$348,950
INTEREST AND OTHER	(386)	1,314	(25)	(8,826)	(28,430)	(36,353)
INCOME TAXES	33,193	17,841	31,194	5,072	12,886	100,186
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	3,928	5,351	6,098	609	11,359	27,345
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	877	1,455	222	10	(1,026)	1,538
GAIN FROM REDUCTION OF ESTIMATED EARNOUT LIABILITY	—	(37)	(1,818)	—	—	(1,855)
DEPRECIATION EXPENSE	21,327	25,600	17,032	2,449	25,722	92,130
AMORTIZATION OF INTANGIBLES	2,994	6,624	2,108	4,573	1,322	17,621
ADJUSTED EBITDA	$176,701	$121,620	$163,395	$21,557	$66,289	$549,562

NET EARNINGS AS A PERCENTAGE OF NET SALES	5.5%	5.0%	6.7%	7.9%	*	6.7%

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	8.5%	9.6%	10.0%	9.6%	*	10.6%
* Not meaningful

Exhibit 99(a)

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2025/2024

(In thousands)
ASSETS	2025	2024	LIABILITIES AND EQUITY	2025	2024

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$1,008,632	1,190,807	Accounts payable	$231,905	239,897
Restricted cash	3,062	761	Accrued liabilities and other	294,923	322,031
Investments	33,926	38,935	Current portion of debt	5,386	44,103
Accounts receivable	607,537	650,869
Inventories	667,418	645,429
Other current assets	66,509	86,724

TOTAL CURRENT ASSETS	2,387,084	2,613,525	TOTAL CURRENT LIABILITIES	532,214	606,031

OTHER ASSETS	283,796	259,637	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	229,007	232,043
INTANGIBLE ASSETS, NET	488,774	501,641	OTHER LIABILITIES	166,057	180,465

			TEMPORARY EQUITY	5,018	5,527

PROPERTY, PLANT AND EQUIPMENT, NET	975,897	843,082	SHAREHOLDERS' EQUITY	3,203,255	3,193,819

TOTAL ASSETS	$4,135,551	$4,217,885	TOTAL LIABILITIES AND EQUITY	$4,135,551	$4,217,885

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2025/2024

(In thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$255,836	$348,950
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	101,574	92,130
Amortization of intangibles	17,666	17,621
Expense associated with share-based and grant compensation arrangements	27,906	27,345
Deferred income taxes	(393)	(674)
Unrealized gain on investment and other	(2,195)	(3,201)
Equity in (earnings) loss of investee	(1,072)	1,313
Net loss on sale, disposition and impairment of assets	3,812	1,538
Impairment of intangibles	2,400	—
Gain from reduction of estimated earnout liability	(1,855)	(1,855)
Changes in:
Accounts receivable	(104,813)	(102,355)
Inventories	61,025	81,238
Accounts payable	6,243	37,391
Accrued liabilities and other	32,988	(1,779)
NET CASH FROM OPERATING ACTIVITIES	399,122	497,662

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(205,504)	(165,493)
Proceeds from sale of property, plant and equipment	17,308	3,795
Acquisitions and purchases of non-controlling interest, net of cash received	(17,626)	—
Purchases of investments	(27,388)	(34,284)
Proceeds from sale of investments	14,464	13,782
Other	1,535	4,712
NET CASH USED IN INVESTING ACTIVITIES	(217,211)	(177,488)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	23,299	20,130
Repayments under revolving credit facilities	(22,469)	(20,477)
Repayment of debt on behalf of investee	—	(6,303)
Contingent consideration payments and other	(221)	(4,779)
Proceeds from issuance of common stock	1,867	2,122
Dividends paid to shareholders	(62,490)	(60,721)
Distributions to noncontrolling interest	(1,280)	(11,848)
Purchase of remaining noncontrolling interest of subsidiary	—	(4,902)
Payments to taxing authorities in connection with shares directly withheld from employees	(9,582)	(17,838)
Repurchase of common stock	(280,987)	(141,122)
Other	(182)	55
NET CASH USED IN FINANCING ACTIVITIES	(352,045)	(245,683)

Effect of exchange rate changes on cash	2,234	(5,179)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(167,900)	69,312

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,179,594	1,122,256

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,011,694	$1,191,568

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$1,171,828	$1,118,329
Restricted cash, beginning of period	7,766	3,927
All cash and cash equivalents, beginning of period	$1,179,594	$1,122,256

Cash and cash equivalents, end of period	$1,008,632	$1,190,807
Restricted cash, end of period	3,062	761
All cash and cash equivalents, end of period	$1,011,694	$1,191,568